Exhibit 99.1

Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
jshinn@mti.com

              MTI TECHNOLOGY CORPORATION REPORTS FOURTH QUARTER AND
                     FULL-YEAR FISCAL 2006 FINANCIAL RESULTS

     COMPANY ACHIEVES QUARTERLY NET PROFIT AS REVENUE GROWS TO $43.9 MILLION

Irvine, CA, May 25, 2006 - MTI Technology Corporation (Nasdaq Capital Market:
MTIC), a multi-national storage solutions and services company, today announced fourth quarter and full-year fiscal 2006 financial results.

Revenue for fiscal year 2006 fourth quarter grew 23.5% to $43.9 million compared to $35.6 million in the prior year quarter. Revenue increased by 9.3% sequentially from $40.2 million in the third quarter of fiscal 2006. Revenue for the full-year improved 16.9% to $155.0 million compared with $132.6 million in the prior year.

Product revenue for the fourth quarter grew 38.5% year-over-year and 12.8% sequentially, to $34.5 million compared to $24.9 million in the prior year quarter and $30.6 million in the third quarter of fiscal 2006. Product revenue for the 2006 fiscal year grew by 24.1% to $116.3 million compared to $93.7 million in fiscal year 2005. Service revenue for the fourth quarter was $9.4 million compared to $10.7 million in the prior year period, a decrease of 11.6%, and a slight decrease sequentially, from $9.6 million in the third quarter of fiscal 2006. Service revenue for the 2006 fiscal year was $38.7 million compared to $38.9 million in the prior year.

Gross margin for the fourth quarter was 19.6% compared to 12.6% in the prior year quarter and 19.6% in the third quarter of fiscal 2006. Gross margins for the full-year were 20.0% compared to 19.2% in fiscal year 2005. Product margin for the fourth quarter was 18.0% compared to 16.7% in the prior year quarter and 18.1% in the third quarter of fiscal 2006. Product margins continued to be negatively affected by a few large, low-margin transactions. Service gross margins for the fourth quarter were 25.4% compared to 3.1% in the prior year quarter and 24.7% in the third quarter of fiscal 2006. The prior year gross margin was negatively impacted by a write down of legacy-product spare parts inventory.

Fourth quarter SG&A expenses were $8.5 million compared to $10.7 million in the prior year quarter and $9.4 million in the third quarter of fiscal 2006. SG&A expenses benefited partially, as did service margins, from a handful of one-time items totaling $600,000, which included a beneficial VAT tax settlement in France. SG&A also benefited from the Company's continued focus on improving efficiency and execution.

For the fourth quarter, the Company reported net income of $333,000 compared to a net loss of $8.9 million in the prior year period and a net loss of $1.8 million in the third quarter of fiscal 2006. Fourth quarter net income included the benefit of a foreign exchange gain amounting to $295,000.

Net loss applicable to common shareholders for the fourth quarter of fiscal 2006 was $1.1 million or $0.03 per share compared to a net loss of $9.5 million or $0.27 per share in the same quarter of the prior fiscal year and a net loss of $3.0 million or $0.08 per share for the preceding quarter. Net loss applicable to common shareholders for the fourth quarter included $1.5 million of costs associated with amortization of a beneficial conversion feature and dividends payable on Series A and B securities. For fiscal year 2006, net loss applicable to common shareholders was $11.9 million or $0.33 per share compared to $17.6 million or $0.51 per share in fiscal 2005.

As of April 1, 2006, the Company had $21.7 million in cash and cash equivalents, compared to $12.2 million at the fiscal 2005 year-end and $21.2 million at the end of the fiscal 2006 third quarter. In the fourth quarter the Company generated approximately $400,000 from operations.

"I am very pleased with the progress made in 2006, particularly as reflected by our fourth quarter operating results," said Tom Raimondi, President and CEO of MTI Technology. "The top and bottom-line improvements indicate that the work we have been doing to improve execution and efficiency throughout the Company is working."

INVESTOR CONFERENCE CALL

Management will discuss results followed by a question and answer session today, May 25, 2006 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call-in number is 866-356-4281, access code 94291346; international callers should dial 617-597-5395, access code 94291346. If you are unable to participate, a replay will be available for 48 hours, beginning at 4:00 p.m. Pacific Time today, May 25, 2006. The replay call-in number is 1-888-286-8010, access code 28389091. The replay for international callers is 617-801-6888, access code 28389091. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

ABOUT MTI TECHNOLOGY

MTI is a leading multi-national provider of consulting services and comprehensive data storage solutions for mid to large-size organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole- office data storage and backup initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.

MTI is a registered trademark of MTI Technology Corporation (the "Company").

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's top and bottom-line improvements, execution and efficiency. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that MTI will improve revenues or operating results, achieve profitability or expand its service capabilities. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, achievement of volume-based rebates, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 2, 2005. All forward-looking statements speak as of the date made and MTI undertakes no obligations to update any such statement.

                                      # # #

                           FINANCIAL TABLES TO FOLLOW

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FISCAL YEARS ENDED APRIL 1, 2006, APRIL 2, 2005 AND APRIL 3, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              2006            2005            2004
                                                          ------------    ------------    ------------
Net product revenue ...................................   $    116,326    $     93,703    $     46,442
Service revenue .......................................         38,717          38,910          36,723
                                                          ------------    ------------    ------------
    Total revenue .....................................        155,043         132,613          83,165
                                                          ------------    ------------    ------------

Product cost of revenue ...............................         94,468          73,898          34,969
Service cost of revenue ...............................         29,620          33,196          26,390
                                                          ------------    ------------    ------------

          Total cost of revenue .......................        124,088         107,094          61,359
                                                          ------------    ------------    ------------

          Gross profit ................................         30,955          25,519          21,806
                                                          ------------    ------------    ------------

Operating expenses:
Selling, general and administrative ...................         36,959          39,078          28,935
Research and development ..............................             --              --             776
Restructuring charges .................................          1,091           2,024            (211)
                                                          ------------    ------------    ------------

          Total operating expenses ....................         38,050          41,102          29,500
                                                          ------------    ------------    ------------

          Operating loss ..............................         (7,095)        (15,583)         (7,694)

Interest and other income (expense), net ..............           (104)           (500)            631
Gain (loss) on foreign currency transactions ..........           (720)            318              29
                                                          ------------    ------------    ------------

Loss before income tax expense (benefit) ..............         (7,919)        (15,765)         (7,034)
Income tax expense (benefit) ..........................             51              22          (3,168)
                                                          ------------    ------------    ------------

Net loss ..............................................         (7,970)        (15,787)         (3,866)

Amortization of preferred stock discount ..............         (1,970)           (880)             --
Dividend on preferred stock ...........................         (1,939)           (953)             --
                                                          ------------    ------------    ------------

Net loss applicable to common shareholders ............   $    (11,879)   $    (17,620)   $     (3,866)
                                                          ============    ============    ============

Net loss per share:
  Basic and diluted ...................................   $      (0.33)   $      (0.51)   $      (0.12)
                                                          ============    ============    ============

Weighted average shares used in per share computations:
  Basic and diluted ...................................         35,541          34,746          33,482
                                                          ============    ============    ============

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            FY 2006         FY 2005         FY 2006
                                                               Q4              Q4              Q3
                                                          ------------    ------------    ------------
Net product revenue ...................................   $     34,483    $     24,894    $     30,583
Service revenue .......................................          9,432          10,668           9,579
                                                          ------------    ------------    ------------

    Total revenue .....................................         43,915          35,562          40,162
                                                          ------------    ------------    ------------

Product cost of revenue ...............................         28,289          20,741          25,058
Service cost of revenue ...............................          7,037          10,333           7,217
                                                          ------------    ------------    ------------

          Total cost of revenue .......................         35,326          31,074          32,275
                                                          ------------    ------------    ------------

          Gross profit ................................          8,589           4,488           7,887
                                                          ------------    ------------    ------------

Operating expenses:
Selling, general and administrative ...................          8,539          10,686           9,414
Restructuring charges .................................             35           2,024              30
                                                          ------------    ------------    ------------

          Total operating expenses ....................          8,574          12,710           9,444
                                                          ------------    ------------    ------------

          Operating income (loss) .....................             15          (8,222)         (1,557)

Interest and other income (expense), net ..............             47            (188)             (6)
Gain (loss) on foreign currency transactions ..........            295            (487)           (207)
                                                          ------------    ------------    ------------

Income (loss) before income tax expense (benefit) .....            357          (8,897)         (1,770)
Income tax expense (benefit) ..........................             24              11              17
                                                          ------------    ------------    ------------

Net income (loss) .....................................            333          (8,908)         (1,787)

Amortization of preferred stock discount ..............           (730)           (306)           (586)
Dividend on preferred stock ...........................           (724)           (300)           (615)
                                                          ------------    ------------    ------------

Net loss applicable to common shareholders ............   $     (1,121)   $     (9,514)   $     (2,988)
                                                          ============    ============    ============

Net loss per share:
  Basic and diluted ...................................   $      (0.03)   $      (0.27)   $      (0.08)
                                                          ============    ============    ============

Weighted average shares used in per share computations:
  Basic and diluted ...................................         35,864          35,065          35,598
                                                          ============    ============    ============

                           MTI TECHNOLOGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                      April 1,        April 2,
                                                                                        2006            2005
                                                                                    ------------    ------------
                                     ASSETS
Current assets:
     Cash and cash equivalents ..................................................   $     21,660    $     12,191
     Accounts receivable, less allowance for doubtful accounts and sales
       returns of $366 and $451 in 2006 and 2005, respectively ..................         37,935          33,866
     Inventories, net ...........................................................         10,466           3,723
     Prepaid expenses and other receivables .....................................          8,712           6,971
                                                                                    ------------    ------------
               Total current assets .............................................         78,773          56,751
     Property, plant and equipment, net .........................................            555             708
     Goodwill, net ..............................................................          5,184           5,184
     Other assets ...............................................................            242             223
                                                                                    ------------    ------------
               Total assets .....................................................   $     84,754    $     62,866
                                                                                    ============    ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Line of credit .............................................................   $      5,167    $      3,667
     Current portion of capital lease obligations ...............................             --              78
     Accounts payable ...........................................................         36,301          24,474
     Accrued liabilities ........................................................         10,966           9,489
     Accrued restructuring charges ..............................................            847           2,767
     Deferred revenue ...........................................................         11,820          14,020
                                                                                    ------------    ------------
               Total current liabilities ........................................         65,101          54,495
     Deferred revenue ...........................................................          4,305           3,695
                                                                                    ------------    ------------
               Total liabilities ................................................         69,406          58,190
                                                                                    ------------    ------------

     Series A redeemable convertible preferred stock, 567 shares issued and outstanding at April 1, 2006, net of discount of $6,584 and $7,955
       at April 1, 2006 and April 2, 2005, respectively .........................          8,416           7,045

     Series B redeemable convertible preferred stock, 1,582 shares issued and
       outstanding at April 1, 2006, net of discount of $9,570 ..................         10,430              --

     Stockholders' deficit:
        Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 2,149 and 567 shares at April 1, 2006 and April 2, 2005,
         respectively, included in redeemable convertible preferred stock above .             --              --

        Common stock, $.001 par value; authorized 80,000 shares; issued and
         outstanding 36,024 and 35,159 shares in 2006 and 2005, respectively ....             36              35

        Additional paid-in capital ..............................................        155,365         145,345
        Deferred compensation ...................................................           (326)           (605)
        Accumulated deficit .....................................................       (155,647)       (143,768)
        Accumulated other comprehensive loss ....................................         (2,926)         (3,376)
                                                                                    ------------    ------------
               Total stockholders' deficit ......................................         (3,498)         (2,369)
                                                                                    ------------    ------------
                                                                                    $     84,754    $     62,866
                                                                                    ============    ============